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                                                                      Exhibit 23





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Alleghany Corporation:

We consent to incorporation by reference in the Registration Statements No. 33-27598 on Form S-8, No. 333-323 on Form S-8, No. 33-62477 on Form S-3, and No.
33-55707 on Form S-3 of our reports dated February 22, 1996 relating to the financial statements and related schedules of Alleghany Corporation and subsidiaries, which appear in, or are incorporated by reference in this Annual Report on Form 10-K of Alleghany Corporation for the fiscal year ended December 31, 1995. Our reports refer to the adoption of the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" at December 31, 1993. We also consent to the reference to our Firm in Registration Statements No. 33-27598 and No. 333-323 and under the heading "Experts" in Registration Statements No. 33-55707 and No. 33-62477.




/s/ KPMG Peat Marwick LLP

New York, New York
March 22, 1996